Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 7,2005 on the consolidated financial statements of Trust Licensing, Inc., n/k/a Connected Media Technologies, Inc. for the years ended December 31,2004 and 2003 and for the period from July 19, 2001 (inception) to December 31, 2004, included herein on the Registration Statement of Connected Media Technologies, Inc. on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.

                           /s/ Salberg & Company P.A.
                           --------------------------
                           SALBERG & COMPANY,
                           P.A. Boca Raton, Florida
                           August 11,2005